Exhibit 99.1

Investor Contact	Media Contact
Mei Feng Zhang	Anna Kukowski
AXIS Capital Holdings Limited	AXIS Capital Holdings Limited
meifeng.zhang@axiscapital.com	anna.kukowski@axiscapital.com
(212) 940-3312	(212) 715-3574

AXIS ANNOUNCES ACTIONS TO ADVANCE LEADERSHIP IN SPECIALTY UNDERWRITING

PEMBROKE, Bermuda – June 7, 2022 – AXIS Capital Holdings Limited ("AXIS" or “The Company”) (NYSE:AXS), today announced a series of actions designed to advance leadership in specialty underwriting – and the latest in a multi-year effort that has seen the Company increase profitability, lower volatility, and strengthen the portfolio, all with an eye toward delivering greater value to existing and new customers. The actions, which reflect the focus the company is placing on specialty underwriting, include:

•	Appointing Vince Tizzio as CEO Specialty Insurance and Reinsurance; an expansion of his previously announced role;
•	Expanding small-to-mid-sized enterprise solutions capability and associated suite of specialist products transacted digitally; Linda Ventresca named Head of Digital;
•	Completing the shift of AXIS Re to a specialist reinsurer, with a commitment to Casualty, Specialty, A&H, and Credit lines; Ann Haugh named CEO of AXIS Re;
•	Exiting its Property Reinsurance business, further reducing overall exposure to catastrophe risks; and
•	Consolidating underwriting analytics and actuarial support functions under a global Chief Underwriting Officer

“We are simplifying our organizational structure and aligning our resources to advance leadership in specialty underwriting – this is part of a multi-year effort to build on the significant progress AXIS has made to generate consistent profitable results, reduce earnings volatility, and grow a stronger overall book of business, all with an eye toward better serving customers and providing increased value to our shareholders,” said Albert Benchimol, President and CEO of AXIS Capital.

With the refocus of AXIS Re, AXIS Re CEO Steve Arora will leave the Company on December 31, following nearly five years with the organization.

"During the time Steve has been with AXIS, the Reinsurance industry faced significant challenges and, in response, the Company has been working toward a new direction. Steve demonstrated impressive leadership and led the transformation of AXIS Re into a specialist reinsurer," said Mr. Benchimol. "With that reshaping now successfully completed, we understand that it is the right time for him to pursue his next venture. We have deep appreciation for everything he has done for our Company and wish him great success," said Mr. Benchimol.

"It has been exciting to lead AXIS Re and I would like to thank the Board, Executive Committee, and Reinsurance colleagues for their partnership and support. I'm confident that the actions announced today will accelerate the positive momentum across the company," said Mr. Arora.

Vince Tizzio Appointed CEO Specialty Insurance and Reinsurance; Company to Expand Small-to-Mid-Sized Enterprise Solutions Capability; Linda Ventresca Named Head of Digital

Mr. Tizzio, who joined AXIS in January, has been appointed CEO Specialty Insurance and Reinsurance. The business’ core divisions include Wholesale, International, Financial Lines, Accident & Health, and Cyber, as well as AXIS Re (see below). Mr. Tizzio will continue to report directly to Mr. Benchimol.

“Vince is a proven leader who has a deep and expansive understanding of the evolving needs of our customers, and the trends that are reshaping the Specialty space,” said Mr. Benchimol. “Under Vince’s direction, we will lead a globally integrated approach to drive growth in our key markets, expand our product pipeline, and further enhance the service that we provide to customers.”

AXIS will introduce new products, ranging in size and complexity of risk profile, to meet the diverse needs of the global specialty market including new offerings specifically designed for small-to-mid-sized businesses.

Further, AXIS has named Linda Ventresca as Head of Digital, reporting to Mr. Tizzio. In this role, she will identify and guide the delivery of various digitized solutions across the underwriting enterprise. Her team will, in partnership with underwriting divisions, further enhance the customer experience, meet distribution partners’ evolving needs, and unlock new avenues for profitable growth. Ms. Ventresca will continue to oversee AXIS Digital Ventures, the Company’s partnership and venture arm. She has held multiple senior leadership roles during her 19 years with the Company, most recently serving as Chief Strategy Officer.

“I look forward to working with the team to build on the positive momentum that’s been achieved in recent years as we advance our efforts to achieve leadership in specialty underwriting,” said Mr. Tizzio. “This includes identifying new opportunities to create profitable growth that are aligned with our existing areas of expertise and the customer-centric focus for which AXIS is known.”

AXIS Re Completes Shift to a Specialist Reinsurer with a Commitment to Casualty, Specialty, A&H and Credit Lines and Will be Led by Ann Haugh; Will Exit Property Reinsurance Business

In alignment with the Company’s objective to be a leading specialty underwriter, AXIS Re is completing a shift towards a specialist reinsurer with a commitment to Casualty, Specialty, A&H, and Credit lines. With this change, Ann Haugh has been named AXIS Re CEO and will report to Mr. Tizzio. Ms. Haugh previously served in multiple leadership roles within AXIS Re, including President of Global Property and, prior to that, President of Global Markets.

“We have completed the refocusing of the reinsurance business to align with our overarching goal of being a leading specialist reinsurer. With these actions, we provide clarity on AXIS Re’s long-term risk appetite, the sustainability and predictability of our approach, and our go-forward priorities,” said Ms. Haugh. “We look to the future with a strong commitment to the Casualty, Specialty, A&H, and Credit markets, and look forward to partnering closely with brokers and clients as we begin this new chapter.”

The Company also announced that AXIS Re will exit its Property Reinsurance business, as part of an overall approach to reduce the Company’s exposure to volatile catastrophe risk. AXIS Re will honor all multi-year treaties and outstanding quotes but will no longer consider new property and catastrophe reinsurance business.

Added Mr. Benchimol, “The decision to close our Property Reinsurance business was not taken lightly and was driven by the significant and increasing effects of climate change and the challenges faced by the catastrophe reinsurance market. We are committed to doing all we can to help enable a smooth transition for our colleagues and partners who will be impacted by the change.”

Company Launches Search for Global Chief Underwriting Officer

AXIS announced that it is centralizing all underwriting analytics and support functions into one division headed by a global Chief Underwriting Officer (CUO) who will report to Mr. Benchimol. The CUO will oversee actuarial support functions previously reporting to the business segments.

This CUO organization will partner with the Company’s underwriting divisions to introduce greater innovation into products and services delivered to existing and new customer segments.

This is all with a view toward preserving and enhancing the underwriting excellence at the core of AXIS and coincides with the development of enhanced integrated operating models within the Company designed to heighten customer responsiveness, agility, and efficiency.

About AXIS Capital

AXIS Capital, through its operating subsidiaries, is a global provider of specialty lines insurance and treaty reinsurance with shareholders' equity of $5.1 billion at March 31, 2022, and locations in Bermuda, the United States, Europe, Singapore and Canada. Its operating subsidiaries have been assigned a rating of "A+" ("Strong") by Standard & Poor's and "A" ("Excellent") by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com.

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